Exhibit 99.1 NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone Number: (408) 404-5400 Email: ir@globalscpae.com

GLOBALSCAPE® CEO TO PRESENT AT RODMAN & RENSHAW ANNUAL GLOBAL INVESTMENT CONFERENCE

SAN ANTONIO, Texas-August 30, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that Chief Executive Officer JimMorris will present at the Rodham & Renshaw Annual Global Investment Conference on Monday, September 13, 2010 at 12:30 p.m. Eastern Time.

Event: Rodman & Renshaw Annual Global Investment Conference

Date: Monday, September 13, 2010

Time: 12:30 p.m. Eastern Time

Location: New York Palace Hotel - New York

Investor Relations Contact

Jim Fanucchi
Summit IR Group, Inc.
408-404-5400
ir@globalscape.com

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.